Exhibit 5.1

GAETA & EVESON, P.A.

Attorneys at Law

8305 Falls of Neuse Road, Suite 203

Raleigh, North Carolina 27615

(919) 845-2558 Telephone

(919) 518-2146 Facsimile

July 25, 2006

Waccamaw Bankshares, Inc.

110 North J.K. Powell Boulevard

Whiteville, North Carolina 28472

Re:	Registration Statement on Form S-2

Ladies and Gentlemen:

We have acted as counsel for Waccamaw Bankshares, Inc., Whiteville, North Carolina, a North Carolina corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1 (the “Rule 462(b) Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 as amended (the “Act”) and Rule 462(b) of Regulation C promulgated thereunder. The 462(b) Registration Statement covers the registration of an additional 31,196 units (“Units”), each consisting of one share of the Company’s no par value common stock (“Common Stock”) and one warrant to purchase one share of Common Stock at any time on or before September 30, 2009 at an exercise price of $24.00, and is being filed with the Commission in connection with the proposed rights offering (the “Offering”) of Units described in the Company’s Registration Statement on Form S-1 (Registration No. 333-135556) filed with the Commission on June 30, 2006, as amended by Amendment No. 1 thereto filed with the Commission on July 21, 2006 and Amendment No. 2 thereto filed with the Commission on July 24, 2006 (collectively, the “Original Registration Statement”), and which became effective on July 25, 2006. The contents of the Original Registration Statement, including the exhibits thereto, are incorporated by reference in the Rule 462(b) Registration Statement. The Rule 462(b) Registration Statement relates to the offer for sale of an additional 31,196 Units pursuant to the Offering, as such transaction is further described in the Original Registration Statement.

This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act and Rule 462(b) of Regulation C promulgated under the Act.

We have examined the Articles of Incorporation and Bylaws of the Company, the minutes of meetings of the Board of Directors and such other corporate records of the Company and other documents and have made such examinations of law, as we have deemed relevant for purposes of this opinion. Based on such examination, it is our opinion that the 31,196 Units which are to be registered pursuant to the Rule 462(b) Registration Statement and the 31,196 shares of Common Stock and 31,196 warrants related thereto may be legally issued in accordance with the Company’s Articles of Incorporation and Bylaws, and when so issued and duly delivered against payment therefor as described in the Original Registration Statement, will be legally issued, fully paid and nonassessable and that the 31,196 Rights registered pursuant to the Rule 462(b) Registration Statement are binding obligations under North Carolina law, are duly authorized, legally issued, fully paid and nonassessable.

This opinion is limited to the laws of the State of North Carolina and no opinion is expressed as to the laws of any other jurisdiction. This opinion does not extend to compliance with federal or state securities laws relating to the sale of the Units.

We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and to the reference of this firm under the caption “Legal Matters” in the prospectus, which is a part of the Rule 462(b) Registration Statement. In giving this consent we do not hereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Act or regulations promulgated pursuant to the Act.

This opinion is given as of the date hereof and may not be relied upon, circulated, quoted or otherwise referred to for any purpose without our prior written consent in each instance. We assume no obligation to advise you of changes that may hereafter be brought to our attention.

Yours very truly,

GAETA & EVESON, P.A.

/s/ GAETA & EVESON, P.A.